UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Lawson Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENTAL DISCLOSURE DATED APRIL 11, 2018

REGARDING COMPENSATION DISCUSSION AND ANALYSIS

On March 30, 2018, Lawson Products, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission. Included in the Proxy Statement is a Compensation Discussion and Analysis. The Company is furnishing this supplement to provide additional disclosures regarding the Company’s Amended and Restated 2009 Equity Compensation Plan and certain grants that were made to Michael G. DeCata, the Company’s President and Chief Executive Officer, during 2017.

Accordingly, the following disclosure is added to the Proxy Statement under the caption “Compensation Discussion and Analysis – Elements of Total Compensation – Actions Taken After Close of 2017 Year End.”

On August 14, 2017, Lawson Products, Inc., an Illinois corporation (“Lawson Illinois”), a wholly-owned subsidiary of the Company, entered into an Employment Agreement (the “Employment Agreement”) with Mr. DeCata. Also on August 14, 2017, and in accordance with the Employment Agreement, the Company entered into an Award Agreement (the “2017 Award Agreement”) with Mr. DeCata pursuant to which the Company awarded Mr. DeCata (i) 41,000 stock performance rights (the “2017 SPRs”) under the Company’s Amended Stock Performance Plan (as Amended and Restated Effective January 24, 2017) (the “SPR Plan”), (ii) 40,000 nonqualified stock options (the “2017 Options”) under the Company’s 2009 Equity Compensation Plan (as Amended and Restated Effective May 13, 2014) (the “Equity Plan”), (iii) a target award of 57,934 market stock units ( the “2017 MSUs”) under the Equity Plan and (iv) a restricted award of 29,083 stock units (the “2017 RSAs”) under the Equity Plan. The 2017 Award Agreement contemplated that the number of 2017 MSUs that would vest would be based upon share price attainment determined by the trailing 60 trading day weighted average closing price of the Company’s common stock on December 31, 2019 (the “Average Closing Stock Price”), with Mr. DeCata vesting in (x) 50% of the 2017 MSUs if the Average Closing Stock Price is $24.50, (y) 100% of the 2017 MSUs if the Average Closing Stock Price is $27.50 and (z) 150% of the 2017 MSUs if the Average Closing Stock Price is $32.00. Mr. DeCata would be entitled to receive one share of the Company’s common stock for each vested 2017 MSU. The 2017 Award Agreement contemplated that the 2017 RSAs would vest in full on the third anniversary of the grant date, or August 14, 2020, with one share of the Company’s common stock to be issued for each vested 2017 RSA. On January 13, 2017, unrelated to the Employment Agreement, the Company granted Mr. DeCata a restricted stock award pursuant to the Equity Plan of 2,000 shares of common stock that would vest in full on December 31, 2019 (the “2017 Restricted Stock Award”).

Section 8.0 of the Equity Plan as in effect at the time of the 2017 awards placed an annual limitation of 40,000 shares of common stock with respect to equity awards to participants other than nonemployee directors and an annual limitation of 20,000 shares of common stock with respect to equity awards to nonemployee directors. The aggregate number of shares of common stock associated with the 2017 Options, the 2017 MSUs, the 2017 RSAs and the 2017 Restricted Stock Award exceeded the 40,000 share limitation applicable to Mr. DeCata.

On April 9, 2018, the Board of Directors of the Company (the “Board”) approved an amendment of the Equity Plan (the “Equity Plan Amendment”) pursuant to which the annual grant limitation applicable to participants other than nonemployee directors was raised from 40,000 shares to 125,000 shares. No other provision of the Equity Plan was amended.

In order to address any applicable non-compliance with the Equity Plan, on April 11, 2018, the Company and Mr. DeCata entered into (i) an amendment of the 2017 Award Agreement (the “2017 Award Agreement Amendment”) to cancel the grant of the 2017 MSUs and the 2017 RSAs and (ii) an Amended and Restated Restricted Stock Award Agreement (the “Amended and Restated Restricted Stock Award Agreement”) pursuant to which the 2017 Restricted Stock Award was canceled and the Company made a restricted stock award to Mr. DeCata pursuant to the Equity Plan, as amended, of 2,000 shares of common stock that would vest in full on December 31, 2019. The 2017 Options continue to be outstanding in accordance with their terms pursuant to the 2017 Award Agreement, as amended. The 2017 SPRs were granted in accordance with the provisions of SPR Plan and continue to be outstanding in accordance with their terms pursuant to the 2017 Award Agreement, as amended.

On April 11, 2018, following the adoption of the Equity Plan Amendment, the Company and Mr. DeCata entered into an Award Agreement (the “2018 Award Agreement”) with respect to, (i) a target award of 57,934 market stock units (the “2018 MSUs”) under the Equity Plan, as amended, and (ii) a restricted award of 29,083 stock units (the “2018 RSAs”) under the Equity Plan, as amended. The number of 2018 MSUs that shall vest is based upon share price attainment determined by the Average Closing Stock Price, as defined above and using the December 31, 2019 measurement date contemplated by the 2017 MSUs, with Mr. DeCata vesting in (x) 50% of the 2018 MSUs if the Average Closing Stock Price is $24.50, (y) 100% of the 2018 MSUs if the Average Closing Stock Price is $27.50 and (z) 150% of the 2018 MSUs if the Average Closing Stock Price is $32.00. Mr. DeCata shall be entitled to receive one share of the Company’s common stock for each vested 2018 MSU. The 2018 RSAs will vest in full on August 14, 2020, with one share of the Company’s common stock to be issued for each vested 2018 RSA. The 2018 MSUs and the 2018 RSAs are intended to replicate the benefits to Mr. DeCata contemplated by the 2017 MSUs and 2017 RSAs, respectively.

In connection with the foregoing, on April 11, 2018, Lawson Illinois and Mr. DeCata entered into an amendment of the Employment Agreement (the “Employment Agreement Amendment”) to make changes to the equity award structure set forth in the Employment Agreement to be consistent with the 2017 Award Agreement Amendment and the 2018 Award Agreement.

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement.

This supplement should be read together with the Proxy Statement. If you have already returned your proxy card or voting instruction form, or voted by other means, you do not need to take any action unless you wish to change your vote. If you wish to change you vote on any proposal, you may submit a new proxy card or take other action as described in the Proxy Statement.

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